EXHIBIT 99.1

                            Netgain Development, Inc.

                          Index to Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS                                                       F-2

         Unaudited Pro Forma Condensed Consolidated
           Balance Sheet - December 31, 1999                                F-3

         Unaudited Pro Forma Condensed Consolidated
          Statements of Loss for the Year ended December 31, 1999           F-4

         Notes to the Unaudited Pro Forma Condensed
          Consolidated Financial Statements                                 F-5

COOLAUDIO.COM, INC. FINANCIAL STATEMENTS

         Independent Auditors' Report                                       F-6

         Balance Sheets - December 31, 1999 and 1998                        F-7

         Statements of Loss - For the year ended December 31, 1999
          and for the period from September 28, 1998 (inception)
          through December 31, 1998                                         F-8

         Statements of Cash Flow - For the year ended December 31,
          1999 and for the period from September 28, 1998 (inception)
          through December 31, 1998                                         F-9

         Statements of (Deficit) Equity - For the year ended December 31,
          1999 and for the period from September 28, 1998 (inception)
          through December 31, 1998                                         F-10

         Notes to the Financial Statements                                  F-11

                            Netgain Development, Inc.
         Unaudited Pro Forma Condensed Consolidated Financial Statements

Effective March 30, 2000, the Company completed its acquisition of CoolAudio, a business-to-business e-tailing enabler and e-retailer of "best in class" home entertainment products from around the world. The acquisition was completed through an Agreement and Plan of Merger between NetGain, CoolAudio and a wholly owned subsidiary of the Company pursuant to which each outstanding share of CoolAudio was converted into .08 of a share of the Company. As a result of the acquisition, CoolAudio.com has become a wholly owned operating subsidiary of the Company. The total purchase price for CoolAudio was valued at approximately $8.6 million consisting of 1,795,593 shares of the Company's common stock valued at approximately $7.3 million and options and warrants to purchase shares of the Company's common stock valued at approximately $1.3 million. The value of the Company's shares included in the purchase price was recorded net of a 35% market value discount to reflect the restrictions on transferability. The Company has accounted for this transaction under the purchase method of accounting. The aggregate purchase price exceeded the fair value of the net assets acquired by approximately $6.5 million.

The accompanying pro forma condensed consolidated financial statements present the consolidated financial position of the Company as of December 31, 1999 assuming the acquisition of CoolAudio occurred on that date and present the results of operations for the year ended December 31, 1999 assuming the acquisition occurred on January 1, 1999. The amounts presented for the Company have been derived from the Company's historical financial statements for the year ended December 31, 1999. The amounts presented for CoolAudio are the historical financial position and results of operations of CoolAudio and were derived from the financial statements presented herein. The accompanying pro forma statements of operations should be read in conjunction with those historical financial statements.

Had the acquisition occurred on January 1, 1999, actual results of operations would likely have differed from the amounts presented in these pro forma statements. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been attained had the acquisition actually taken place on the dates indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

                            NetGain Development, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1999

                                                                              Pro Forma
                                                 NetGain       CoolAudio      Adjustments      Pro Forma
                                              ------------    ------------    ------------    ------------
ASSETS

Current Assets:
       Cash and cash equivalents              $  3,642,245    $    196,921    $  3,000,000 b  $  6,839,166
       Accounts receivable                              --          14,602              --          14,602
       Inventory                                        --         613,500              --         613,500
       Prepaid expenses and other                   51,000         102,573              --         153,573
                                              ------------    ------------    ------------    ------------
Total Current Assets                             3,693,245         927,596       3,000,000       7,620,841

Property and Equipment, net                             --         515,857              --         515,857
Investments at Cost                              7,620,000              --              --       7,620,000
Goodwill and Intangible Assets, net                     --              --       8,933,604 a     5,933,604
                                                                                (3,000,000)b
Other Assets                                       103,002              --              --         103,002
                                              ------------    ------------    ------------    ------------
                                              $ 11,416,247    $  1,443,453    $  8,933,604    $ 21,793,304
                                              ============    ============    ============    ============
LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
       Accounts payable                       $     53,006    $  1,468,649    $         --    $  1,521,655
       Accrued expenses and other                   62,275         171,786              --         234,061
       Current portion of long term debt                --          50,000              --          50,000
                                              ------------    ------------    ------------    ------------
Total Current Liabilities                          115,281       1,690,435              --       1,805,716

Long Term Debt                                          --              --              --              --
Commitments and Contingencies                           --              --              --              --

Stockholders' (Deficit) Equity:
       Preferred Stock                                   1              --              --               1
       Common Stock                                  1,717           1,123          (1,123)a         1,896
                                                                                       179 a
       Capital in excess of par - Preferred      3,277,247              --              --       3,277,247
       Capital in excess of par - Common         9,534,634       6,114,151      (6,114,151)a    18,221,077
                                                                                 8,686,443 a
       Accumulated deficit                        (959,477)     (6,362,256)      6,362,256 a      (959,477)
       Stock subscriptions receivable               (7,156)             --              --          (7,156)
       Treasury stock, at cost                    (546,000)             --              --        (546,000)
                                              ------------    ------------    ------------    ------------
Total Stockholders' (Deficit) Equity            11,300,966        (246,982)      8,933,604      19,987,588
                                              ------------    ------------    ------------    ------------
                                              $ 11,416,247    $  1,443,453    $  8,933,604    $ 21,793,304
                                              ============    ============    ============    ============

                            NetGain Development, Inc.
                Unaudited Pro Forma Condensed Statements of Loss
                      For the Year Ended December 31, 1999

                                                             Pro Forma
                              NetGain        CoolAudio      Adjustments      Pro Forma
                            ------------    ------------    ------------    ------------
Revenue                     $         --    $    235,650    $         --    $    235,650
Cost of Goods Sold                    --         206,328              --         206,328
                            ------------    ------------    ------------    ------------
Gross Profit                          --          29,322              --          29,322

Operating Expenses               948,401       5,981,128       1,977,868 c     8,907,397
                            ------------    ------------    ------------    ------------
Operating Loss                  (948,401)     (5,951,806)             --       8,878,075

Other Income                          --           6,638              --           6,638
Interest Income (Expense)          5,378         (17,278)             --         (11,902)
                            ------------    ------------    ------------    ------------
Net Loss                    $   (943,025)   $ (5,962,446)   $ (1,977,868)   $ (8,883,339)
                            ============    ============    ============    ============
Basic Loss per Share        $      (0.08)                                   $      (0.62)
                            ============                                    ============
Weighted Average Common
  Shares Outstanding          12,498,260                                      14,293,853
                            ============                                    ============

                            NetGain Development, Inc.
  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a. The total purchase price for CoolAudio was $8,686,622. The purchase price was allocated to the CoolAudio net assets; the excess of the purchase price over the fair value of the net assets was recorded as intangible assets.

b. Prior to the acquisition, but subsequent to December 31, 1999, CoolAudio completed a private placement of its shares for an aggregate $3,000,000. The shares issued in the private placement were exchanged into NetGain shares in the acquisition. This transaction was a requirement of the acquisition and therefore has been reflected in these pro forma financial statements.

c. Goodwill in the amount of $5,933,604 is being amortized over three years.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
CoolAudio.com, Inc.

We have audited the accompanying balance sheets of CoolAudio.com, Inc. as of December 31, 1999 and 1998, and the related statements of loss, cash flows and stockholders' (deficit) equity for the year ended December 31, 1999 and the period from September 28, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CoolAudio.com, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and the period from September 28, 1998 (inception) through December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           /s/ Marcum & Kliegman LLP

June 20, 2000
Woodbury, NY

                               CoolAudio.com, Inc.
                                 Balance Sheets
                           December 31, 1999 and 1998

                                     ASSETS

                                                           1999           1998
                                                       -----------    -----------
Current Assets:
       Cash and cash equivalents                       $   196,921    $    11,368
       Accounts receivable                                  14,602          1,277
       Inventory                                           613,500         43,900
       Note receivable                                      72,222             --
       Advances and deposits                                30,351         26,002
                                                       -----------    -----------
Total Current Assets                                       927,596         82,547

Property and Equipment, net                                515,857          3,215
                                                       -----------    -----------
                                                       $ 1,443,453    $    85,762
                                                       ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
       Accounts payable                                $ 1,468,649    $     8,099
       Accrued expenses                                    171,786              5
       Current portion of long term debt                    50,000             --
                                                       -----------    -----------
Total Current Liabilities                                1,690,435          8,104

Long Term Debt                                                  --         50,000
                                                       -----------    -----------
Total Liabilities                                        1,690,435         58,104

Commitments and Contingencies                                   --             --

Stockholders' (Deficit) Equity:
       Preferred Stock -- $0.0001 par value; none
         issued and outstanding                                 --             --
       Common Stock -- $0.0001 par value;
        20,000,000 shares authorized; 11,236,248
        and 7,007,000 shares issued and outstanding
        at December 31, 1999 and 1998                        1,123            700
       Capital in excess of par                          6,114,151        426,768
       Accumulated deficit                              (6,362,256)      (399,810)
                                                       -----------    -----------
Total Stockholders' (Deficit) Equity                      (246,982)        27,658
                                                       -----------    -----------
                                                       $ 1,443,453    $    85,762
                                                       ===========    ===========


    The accompanying notes are an integral part of these financial statements

                               CoolAudio.com, Inc.
                               Statements of Loss
   For the Year ended December 31, 1999 and the Period from September 28, 1998
                     (inception) through December 31, 1998

                                                 1999           1998
                                             -----------    -----------

Revenue                                      $   235,650    $     5,292
Cost of Goods Sold                               206,328          2,461
                                             -----------    -----------
Gross Profit                                      29,322          2,831

Selling, General & Administrative Expenses     5,981,128        402,910
                                             -----------    -----------
Operating Loss                                (5,951,806)      (400,079)

Other Income                                       6,638            269
Interest Expense                                 (17,278)            --
                                             -----------    -----------

Net Loss                                     $(5,962,446)   $  (399,810)
                                             ===========    ===========
Basic Loss per Common Share                  $     (0.61)   $     (0.09)
                                             ===========    ===========
Weighted Average Number of Common Shares
Outstanding                                    9,741,172      4,452,000
                                             ===========    ===========

    The accompanying notes are an integral part of these financial statements

                               CoolAudio.com, Inc.
                            Statements of Cash Flows
   For the Year ended December 31, 1999 and the Period from September 28, 1998
                     (inception) through December 31, 1998

                                                                      1999           1998
                                                                  -----------    -----------
        Cash flows used in operating activities:
               Net Loss                                           $(5,962,446)   $  (399,810)
               Non cash items:
                  Common stock issued for services                    137,200             --
                  Common stock issued for interest expense             22,500             --
                  Warrants and option issued for compensation         281,521             --
                  Warrants issued for services                        552,856             --
                  Warrants issued in connection with financings     1,369,250             --
                  Depreciation and amortization                        33,430            114
               Changes in assets and liabilities:
               Increase in:
                  Accounts receivable                                 (13,325)        (1,277)
                  Inventory                                          (569,600)       (43,900)
                  Note receivable                                     (72,222)            --
                  Advances and deposits                                (4,349)       (26,002)
                  Accounts payable                                  1,460,550          8,099
                  Accrued expenses                                    171,781              5
                                                                  -----------    -----------
               Total adjustments                                    3,369,592        (62,961)
                                                                  -----------    -----------
        Total cash flows used in operating activities              (2,592,854)      (462,771)
                                                                  -----------    -----------
        Cash flows used in investing activities:
               Capital expenditures                                  (546,072)        (3,329)
                                                                  -----------    -----------
        Total cash flows used in investing activities                (546,072)        (3,329)
                                                                  -----------    -----------
        Cash flows from financing activities:
               Proceeds from debt                                   1,000,000         50,000
               Proceeds from issuance of common stock               2,321,979        427,468
               Proceeds from warrant exercise                           2,500             --
                                                                  -----------    -----------
        Total cash flows from financing activities                  3,324,479        477,468
                                                                  -----------    -----------
        Net increase in cash                                          185,553         11,368

        Cash, beginning of year                                        11,368             --
                                                                  -----------    -----------
        Cash, end of year                                         $   196,921    $    11,368
                                                                  ===========    ===========

        Non-cash items:
               During 1999, the Company converted debt and related interest expense into 511,250 shares of Common Stock.
               During 1999, the Company issued 176,940 shares of Common Stock as compensation for services.

    The accompanying notes are an integral part of these financial statements

                               CoolAudio.com, Inc.
                  Statements of Stockholders' (Deficit) Equity
   For the Year ended December 31, 1999 and the Period from September 28, 1998
                      (inception) through December 31, 1998

                                                         Common Stock
                                                   --------------------------                                  Total
                                                                                                            Stockholders'
                                                                               Capital in    Accumulated      (Deficit)
                                                      Shares       Amount      excess of        Deficit        Equity
                                                                                  par
                                                   ------------- ------------ ------------- --------------- --------------
     Balance - September 28, 1998                            --  $        --  $         --  $           --  $          --

            Stock issued for cash                       770,742           77        96,938              --         97,015
            Stock issued for services                 6,236,258          623       329,830              --        330,453
            Net loss for period                              --           --            --       (399,810)      (399,810)
                                                   ------------- ------------ ------------- --------------- --------------
     Balance - December 31, 1998                      7,007,000  $       700  $    426,768  $    (399,810)  $      27,658

            Stock issued for cash                     3,291,058          329     2,321,650              --      2,321,979
            Stock issued for services                   176,940           18       137,182              --        137,200
            Stock issued for debt conversion            511,250           51     1,022,449              --      1,022,500
            Stock issued from warrant exercises         250,000           25         2,475              --          2,500
            Warrants and option issued
              for compensation                               --           --       281,521              --        281,521
            Warrants issued for services                     --           --       552,856              --        552,856
            Warrant issued in connection                     --
              with financings                                --           --     1,369,250              --      1,369,250
            Net loss for period                              --           --            --     (5,962,446)    (5,962,446)
                                                   ------------- ------------ ------------- --------------- --------------
     Balance - December 31, 1999                     11,236,248  $     1,123  $  6,114,151  $  (6,362,256)  $   (246,982)
                                                   ============= ============ ============= =============== ==============

    The accompanying notes are an integral part of these financial statements

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 1 - Summary of Significant Accounting Policies

     Nature of Business

     CoolAudio.com, Inc. (the "Company"), a Delaware corporation, was incorporated in 1998 for the purpose of selling consumer electronics via the World Wide Web. The company sells consumer electronics related to home entertainment (principally home theater systems, stereo components, speakers and televisions). The Company has developed relationships where it is the exclusive distributor and/or authorized retailer of select premier brands, primarily from Europe. The Company also sells popular brands that are widely available. The accompanying financial statements include the period from September 28, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999.

     Inventory

     Inventory consists primarily of finished goods and is valued at the lower of cost or market, cost being determined on a specific identification method.

     Property and Equipment

     Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     Depreciation and Amortization

     Depreciation is provided for using the straight-line and accelerated methods over the estimated useful lives of the related assets.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based upon the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 1 - Summary of Significant Accounting Policies (continued)

     Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     As of December 31, 1999, the Company had cash deposits at a bank in excess of the maximum amounts insured by the FDIC.

     Advertising Costs

     Advertising costs are expensed as incurred.

     Use of Estimates in the Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive Income

     During the year ended December 31, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The adoption of SFAS 130 had no impact on the accompanying financial statements.

     Loss per Common Share

     Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted loss per common share reflects the potential dilution that could occur if stock options and warrants to issue common stock were exercised. During the year ended December 31, 1999 and the period from September 28, 1998 (inception) through December 31, 1998, such options and warrants were anti-dilutive and were excluded from the weighted average share computation for purposes of calculating diluted loss per common share. Because of the anti-dilutive effects diluted earnings per common share is not reflected in the accompanying financial statements.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 1 - Summary of Significant Accounting Policies (continued)

     Stock-Based Compensation

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock based compensation in accordance with the provisions of APB 25 and provides proforma disclosure as if such compensation had been recorded under the fair value requirement of SFAS No. 123.

     Start-Up Costs

     In April 1998, State of Position 98-5, "Reporting on the Costs of Start-up Activities" was issued. It requires the costs of start-up activities and organization costs to be expensed as incurred. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company adopted SOP No. 98-5 at its inception.

     Computer Software Developed or Obtained for Internal Use

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", effective for fiscal years beginning after December 15, 1998. SOP No. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company adopted SOP 98-1 at its inception. The adoption of SOP 98-1 has no material impact on the accompanying financial statements.

     Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that fair values be disclosed for most of the Company's financial instruments. The carrying amounts of the Company's financial instruments, which include cash, other current assets, and current liabilities are considered to be representative of their respective fair values.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 2 - Inventories

     Inventories are stated at the lower of cost or market value and consisted only of finished goods at December 31, 1999 and 1998.

NOTE 3 - Property and Equipment

     Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                                                     Estimated
                                                1999        1998     Useful
                                            ----------   ---------   Lives
     Technology Assets                      $ 455,037    $  2,221    3 - 5 years
     Furniture and fixtures                    63,162       1,108    5 - 7 years
     Equipment                                 31,202          --    5 - 7 years
                                            ----------   ---------
                                              549,401       3,329
          Less:  accumulated depreciation
                 and amortization              33,544         114
                                            ----------   ---------
     Property and Equipment, net            $ 515,857    $  3,215
                                            ==========   =========

     Depreciation and amortization expense for the years ended December 31, 1999 and 1998 was $33,430 and $114, respectively.

NOTE 4 - Note Receivable

     Note receivable at December 31, 1999 consisted of a note due from an officer. Such note is due January 1, 2000 and is non-interest bearing.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 5 - Debt

     Debt at December 31, 1999 and 1998 consisted of the following:

                                                             1999      1998
                                                            -------   -------
     Non-interest bearing note payable to stockholder,
     due on or before December 30, 2000                     $50,000   $50,000
        Less current portion                                 50,000        --
                                                            -------   -------
     Long Term Debt                                         $    --   $50,000
                                                            =======   =======

During 1999, the Company issued a three month convertible note in the amount of $1,000,000 bearing interest at a rate of 9%. On November 26, 1999 this note was converted into 500,000 shares of common stock and the accrued interest payable of $22,500 was converted to an additional 11,250 shares of common stock.

NOTE 6 - Income Taxes

     The Company has a deferred tax asset resulting from net operating loss carry forwards which has been fully reserved in the accompanying financial statements since utilization of the carry forwards is uncertain.

     Furthermore, the Company was acquired subsequent to December 31, 1999 (see
     Note 13) resulting in limitations of any tax carry forward benefits.

NOTE 7 - Economic Dependency

     Major Suppliers

     The Company has relationships with Wilson Benesch, Roksan Audio Ltd, Audes, IAG, Chord Electronics and BC Acoustique to supply product for which the Company is the exclusive distributor and/or internet reseller. During 1999, the Company purchased $446,230 from these vendors and the amounts payable at December 31, 1999 was $10,335. A loss of these suppliers would not have a material impact on the results of the Company as replacement products are available. Subsequently, as of March 28, 2000, Wilson Benesch has terminated its relationship with the Company.

     The Company purchased a substantial portion of its popular product from three domestic suppliers. During the year ended December 31, 1999, purchases from these suppliers were $343,620 and at December 31, 1999, the amounts due these suppliers included in accounts payable were $20,485. A loss of these suppliers would not have a material impact on the results of the Company, as the products are widely available.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 8 - Benefit Plans

     Employee Leasing

     The Company does not have employees. The Company leases its employees from the PEO provider EPIX. In this arrangement, EPIX bills the company for each employee and bears the responsibility for paying all taxes and managing the employee benefit plans. Through EPIX the Company provides Health and Life Insurance. The Company has entered into an agreement with EPIX in which it pays a lease fee equal to employee salaries, taxes and a management fee on a bimonthly basis. The agreement can be terminated at anytime by the Company with 30 days notice or by EPIX, with 60 days notice, after which the Company has no additional liability.

     Defined Contribution Plan

     Through its leased employee provider EPIX, leased employees may participate in a 401(k) Savings Plan covering all eligible leased employees of the Company. Contributions to the plan are at the discretion of the Board of Directors. During 1999 and 1998, there were no employer contributions.

NOTE 9 - Related Party Transactions

     John McNicholas, a shareholder and member of the Board of Directors of the Company, is also a Managing Director of The Blackstone Group ("Blackstone"), an investment bank and financial advisor. The Company entered into an Engagement Letter, dated May 28, 1999, pursuant to which the Company engaged Blackstone to raise financing on behalf of the Company. The Engagement Letter has been terminated and the Company has a payable to Blackstone for $300,000.

     In the third quarter of 1999, the Company advanced certain legal fees and other payments for professional services rendered in connection with a joint effort by (a) the Company, on the one hand, to either acquire Carver Corporation (a manufacturer and distributor of electronic equipment) out of bankruptcy or obtain a Distribution Agreement to sell Carver equipment on the Internet, and (b) an ad hoc shareholders' committee (the "Ad Hoc Committee"), on the other hand, to obtain a percentage of the reorganized Carver Corporation. Raj Bhatia, the Company's Chairman of the Board and Chief Executive Officer, is also a member of the Ad Hoc Committee. The Company, for its own account and as guarantor for the Ad Hoc Committee, issued, in the aggregate, warrants to purchase 89,160 shares of common stock of the Company at an exercise price of $0.01 per share and paid $28,000 for legal fees and expenses to Schultze Asset Management and still owes $9,085 as of December 31, 1999 in connection with the Carver Corporation matter.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 10 - Commitments and Contingencies

     Operating Lease Arrangements

     The Company maintains its corporate office at a facility in New York City that is leased under a five (5) year noncancelable operating lease expiring in October 2004. The Company pays property taxes, insurance, maintenance and other expenses related to the leased properties. The Company conducts its operations from facilities located in Earlysville, Virginia that are leased under a five (5) year non-cancelable operating lease expiring in August 2004. The Company pays property taxes, insurance, maintenance and other expenses related to the leased properties. During 1999 the company also operated a retail facility in Seattle, Washington which it vacated and canceled the lease as of August 1999, with no further obligations. Rental expense in 1999 and 1998 amounted to $134,695 and $5,290, respectively.

     The Company leases its web servers and various computers under (3) year operating lease expiring in during 2001.

     Future minimum rental payments under the above noncancelable operating leases as of December 31, 1999 are as follows:

                       Year Ending
                       December 31,                        Amount
                       ------------                     -----------
                           2000                         $   343,175
                           2001                             303,317
                           2002                             281,350
                           2003                             281,350
                           2004                             223,525
                                                        -----------
                                    Total               $ 1,432,717
                                                        ===========

     Litigation

     The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 11 - Stock Option Plans

     The Company provides incentive stock option plans for directors, officers, and key employees of the Company and others. During 1999, the Board of Directors approved the 1999 Equity Compensation Plan, ("ECP") under which "non-qualified" stock options ("NQSOs") to acquire shares of common stock may be granted to non-employee directors and consultants of the Company, and "incentive" stock options ("ISOs") to acquire shares of common stock may be granted to employees. The ECP provides for the issuance of up to a maximum of 6.0 million shares of common stock and is currently administered by the Board of Directors. Under the ECP, the option price of any grant may not be less than the fair market value of a share of common stock on the date on which the option is granted. The option price of an NQSO may be less than the fair market value on the date of the NQSO is granted if the Board of Directors so determines. An ECP may not be granted to a "ten percent stockholder" (as such term is defined in section 422A of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the common stock and the term of the option may not exceed five years from the date of grant. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of grant. The Company applies the provisions of APB No. 25 in accounting for its Stock Incentive Plan. An expense of $50,505 has been recorded in 1999 related to the issuance of stock options for which the exercise price was below fair market value at the time of grant. No cost has been recognized for the remaining stock options in the financial statements since the exercise price was equal to or greater than the fair market value at the date of grant. Had the provisions of SFAS No. 123 been applied, the impact of recording fair market value of options would have been immaterial and accordingly no pro forma disclosure under SFAS No. 123 has been provided.

     As of December 31, 1999, 1,158,500 options to purchase common stock of the Company at strike price of $0.75 and 751,600 options to purchase common stock at a strike price of $2.00 had been granted. 70,663 options at $0.75 and 423,501 options at $2.00 were vested. No options were exercised in 1999.

NOTE 12 - Warrants

     During 1999, the Company issued warrants to purchase 3,508,392 shares of the Company's common stock with an aggregate value of $2,153,121. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: (1) a risk free interest rate ranging from 5.2% to 6.2%, (2) an expected life of 2.5 years, and (3) stock price at the fair market value an the date of grant. All warrants expire five years from the date of grant.

     The Company granted warrants to purchase 453,000 and 2,200,392 shares of the Company's common stock, at exercise prices of $0.75 and $0.01, respectively. The company recognized $1,369,250 in financing costs.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 12 - Warrants (continued)

     Pursuant to consulting agreements, the Company granted warrants to purchase 100,000 shares of the Company's common stock, at an exercise price of $0.75. The Company recognized $10,251 in professional service fees.

     For services related to securing senior management for the Company, the Company granted warrants to purchase 250,000 shares of the Company's common stock, at an exercise price of $0.01. The warrants were immediately exercised and the Company recognized $497,500 in professional service fees.

     As a fee related to a litigation issue with the Carver Corporation, the Company granted a warrant to purchase 75,000 shares of the Company's common stock, at an exercise price of $0.01. The Company recognized $45,105 in legal expense.

     As compensation for joining the Company's Board of Directors, the Company granted certain Board Members warrants to purchase 100,000 and 300,000 shares of the Company's common stock, at exercise prices of $0.75 and $0.01, respectively. The Company recognized $190,480 in compensation expense.

     Pursuant to a separation agreement, the Company granted a warrant to purchase 30,000 shares of the Company's common stock, at an exercise price of $0.75. The Company recognized $40,536 in compensation expense.

NOTE 13 - Subsequent Events

     Purchase of Company

     Effective March 31, 2000, one hundred percent (100%) of the issued and outstanding capital stock of the Company was acquired by NetGain Development, Inc. in a transaction in which each outstanding share of the Company was exchanged for 0.08 shares of NetGain. The Company's stock options and warrants were converted into options and warrants that may be exchanged for purchase of NetGain shares at the rate of 0.127 and 0.08 per option and warrant respectively.

     Securities Offering

     On March 30, 2000, the Company issued 10,874,917 shares of common stock for $0.28 per share resulting in total proceeds of $3,044,978.

                               CoolAudio.com, Inc.
                        Notes to the Financial Statements

NOTE 14 - Going Concern Uncertainty

     As shown in the accompanying financial statements, the Company incurred a net loss of $5,942,46 during the year ended December 31, 1999, and, as of that date, the Company's current liabilities exceeded its current assets by $762,839, and its total liabilities exceeded its total assets by $246,982. These factors create an uncertainty as to the Company's ability to continue as a going concern. The Company is developing a plan to reduce its liabilities through possible the restructuring of it operations and fixed overhead expenses. Additionally, the funding of the company is dependant on the ability of its parent's, NetGain Development, Inc., ability to raise additional capital through the issuance of common stock. The ability of the Company to continue as a going concern is dependent upon the success of the plan and its parent's success in raising additional capital. The financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.